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                                                                  Exhibit 3.40.1

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF ORGANIZATION
                                       OF
                        MISSION ROYALE GOLF COURSE, LLC

     The undersigned has executed this document for the purpose of amending the Articles of Organization for Mission Royale Golf Course, LLC, an Arizona limited liability company (the "Corporation"), pursuant to A.R.S. 29-633.

     FIRST:    The name of the Corporation is Mission Royale Golf Course, LLC.

     SECOND:   The Articles of Organization were filed with the Arizona
Corporation Commission on July 18, 2003.

     THIRD:    To change the name of the Corporation to MTH Golf, LLC, Article
I of the Articles of Organization of the Corporation is hereby amended in its entirety to read as follows:

     Article I. The name of the corporation is MTH Golf, LLC (the
"Corporation").

     THIRD:    The foregoing amendment to the Articles of Organization of the
Corporation was duly adopted by act of the members of the Corporation as of the 5th day of September, 2003.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment this 5th day of September, 2003.

                                   HANCOCK MTH BUILDERS, INC.
                                   Its Member

                                   By: /s/ Jim Arneson
                                   --------------------------
                                       Jim Arneson COO
                                   --------------------------